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                                                                Exhibit 4.9
                                                               [EXECUTION COPY]




                            U.S. BORROWER PLEDGE AGREEMENT


         This U.S. BORROWER PLEDGE AGREEMENT (as amended, supplemented, amended and restated or otherwise modified from time to time, this "PLEDGE AGREEMENT"), dated as of June 30, 1997, made by LEINER HEALTH PRODUCTS INC., a Delaware corporation (the "PLEDGOR"), in favor of the Agents (as defined below) for each of the Secured Parties (as defined below).


                                 W I T N E S S E T H:


         WHEREAS, pursuant to a Credit Agreement, dated as of the date hereof (as amended, supplemented, amended and restated or otherwise modified from time to time, the "CREDIT AGREEMENT"), among Leiner Health Products Group Inc., a Delaware corporation ("LHPG" or the "U.S. BORROWER" (prior to the Assumption)), Vita Health Company (1985) Ltd., a Manitoba corporation (the "CANADIAN BORROWER", and together with the Pledgor, the "BORROWERS"), the various financial institutions as are or may become parties thereto which extend a Commitment under the U.S. Facility (collectively, the "U.S. LENDERS"), the various financial institutions as are or may become parties thereto which extend a Commitment under the Canadian Facility (collectively, the "CANADIAN LENDERS", and together with the U.S. Lenders, the "LENDERS"), The Bank of Nova Scotia ("SCOTIABANK"), as agent for the U.S. Lenders under the U.S. Facility (in such capacity, the "U.S. AGENT"), and Scotiabank, as agent for the Canadian Lenders under the Canadian Facility (in such capacity, the "CANADIAN AGENT", and together with the U.S. Agent, collectively, the "AGENTS"), the Lenders and the Issuers have extended Commitments to make Credit Extensions to the Borrowers;

         WHEREAS, as contemplated by the Credit Agreement, immediately following the making of the initial Credit Extensions, the Pledgor and LHPG have delivered the Assumption Agreement, pursuant to which the Pledgor has assumed (the "ASSUMPTION") the rights and obligations of LHPG as (and has become) the "U.S. Borrower" under the Credit Agreement;





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         WHEREAS, as a condition precedent to the making of the Credit
Extensions (including the initial Credit Extension) and the execution and delivery of the Assumption Agreement under the Credit Agreement, the Pledgor is required to execute and deliver this Pledge Agreement; and

         WHEREAS, the Pledgor has duly authorized the execution, delivery and performance of this Pledge Agreement;

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and in order to induce the Lenders and the Issuers to make Credit Extensions (including the initial Credit Extensions) to the Borrowers pursuant to the Credit Agreement, and to induce Secured Parties to enter into Rate Protection Agreements, if any, the Pledgor agrees, for the benefit of each Secured Party, as follows:


                                      ARTICLE I

                                     DEFINITIONS

         SECTION 1.1. CERTAIN TERMS. The following terms (whether or not underscored) when used in this Pledge Agreement, including its preamble and recitals, shall have the following meanings (such definitions to be equally applicable to the singular and plural forms thereof):

         "AGENTS" is defined in the FIRST RECITAL.

         "BORROWERS" is defined in the FIRST RECITAL.

         "CANADIAN AGENT" is defined in the FIRST RECITAL.

         "CANADIAN BORROWER" is defined in the FIRST RECITAL.

         "CANADIAN LENDERS" is defined in the FIRST RECITAL.

         "COLLATERAL" is defined in SECTION 2.1.


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         "CREDIT AGREEMENT" is defined in the FIRST RECITAL.

         "DISTRIBUTIONS" means all stock dividends, liquidating dividends, shares of stock resulting from (or in connection with the exercise of) stock splits, reclassifications, warrants, options, non-cash dividends, mergers, consolidations, and all other distributions (whether similar or dissimilar to the foregoing) on or with respect to any Pledged Shares or other shares of Capital Stock constituting Collateral, but shall not include Dividends.

         "DIVIDENDS" means cash dividends and cash distributions with respect to any Pledged Shares or other Pledged Property.

         "LENDERS" are defined in the FIRST RECITAL.

         "PLEDGE AGREEMENT" is defined in the PREAMBLE.

         "PLEDGED NOTE ISSUER" means each Person identified in ITEM A of ATTACHMENT 1 hereto (as supplemented) as the issuer of the Pledged Note identified opposite the name of such Person.

         "PLEDGED NOTES" means all promissory notes of any Pledged Note Issuer in the form or substantially the form of EXHIBIT A hereto (unless otherwise consented to by the Agents, which consent will not be unreasonably withheld) which are delivered or required to be delivered from time to time by the Pledgor to the Agents as Pledged Property hereunder, as such promissory notes, in accordance with SECTION 4.5, are amended, modified or supplemented from time to time, together with any promissory note of any Pledged Note Issuer taken in extension or renewal thereof or substitution therefor.

         "PLEDGED PROPERTY" means all Pledged Shares, all Pledged Notes, and all other pledged shares of Capital Stock or promissory notes, all other securities, all assignments of any amounts due or to become due, all other instruments which are now being delivered by the Pledgor to the Agents or may from time to time hereafter be delivered by the Pledgor to the Agents for the purpose of pledge under this


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Pledge Agreement or any other Loan Document, and all proceeds of any of the foregoing.

         "PLEDGED SHARE ISSUER" means each Person identified in ITEM B of ATTACHMENT 1 hereto as the issuer of the Pledged Shares identified opposite the name of such Person, and each Person whose Capital Stock is required to be pledged hereunder and under the Credit Agreement from time to time.

         "PLEDGED SHARES" means all shares of Capital Stock of any Pledged Share Issuer which are delivered or required to be delivered from time to time by the Pledgor to the Agents as Pledged Property hereunder.

         "PLEDGOR" is defined in the PREAMBLE.

         "SCOTIABANK" is defined in the FIRST RECITAL.

         "SECURED PARTY" means, as the context may require, the Lenders, the Issuers, the Agents, each counterparty to a Rate Protection Agreement that is (or at the time such Rate Protection Agreement is entered into, was) a Lender or an Affiliate thereof and (in each case), each of their respective successors, permitted transferees and permitted assigns.

         "SECURITIES ACT" is defined in CLAUSE (a) of SECTION 6.2.

         "U.C.C." means the Uniform Commercial Code, as in effect in the State of New York or, as the context may require, in any other jurisdiction the laws of which may apply to all or a portion of the Collateral in which a security interest is granted hereunder.

         "U.S. AGENT" is defined in the FIRST RECITAL.

         "U.S. LENDERS" is defined in the FIRST RECITAL.

         SECTION 1.2. CREDIT AGREEMENT DEFINITIONS. Unless otherwise defined herein or the context otherwise requires, terms used in this Pledge Agreement, including its preamble and recitals, have the meanings provided in the Credit Agreement.


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         SECTION 1.3.  U.C.C. DEFINITIONS.  Unless otherwise defined herein or the Credit Agreement or the context otherwise requires, terms for which meanings are provided in the U.C.C. are used in this Pledge Agreement, including its preamble and recitals, with such meanings.


                                      ARTICLE II

                                        PLEDGE

         SECTION 2.1. GRANT OF SECURITY INTEREST. The Pledgor hereby pledges, hypothecates, assigns, charges, mortgages, delivers, and transfers to the Agents, for their benefit and the ratable benefit of each of the Secured Parties, and hereby grants to the Agents, for their benefit and the ratable benefit of the Secured Parties, a continuing security interest in, all of the following property (the "COLLATERAL"):

         (a) all promissory notes of each Pledged Note Issuer identified in ITEM A of ATTACHMENT 1 hereto;

         (b) all other Pledged Notes issued from time to time that are required to be pledged pursuant to the terms of the Credit Agreement;

         (c) all issued and outstanding shares of Capital Stock of each Pledged Share Issuer identified in ITEM B of ATTACHMENT 1 hereto; PROVIDED, that, subject to clause (a) of Section 7.1.8 of the Credit Agreement, not more than 65% of the Capital Stock of each Pledged Share Issuer that is a non-U.S. Subsidiary shall be so pledged;

         (d) all other Pledged Shares issued from time to time that are required to be pledged pursuant to the terms of the Credit Agreement;

         (e) all other Pledged Property hereafter delivered to the Agents in connection with this Pledge Agreement;


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         (f) all Dividends, Distributions, interest, and other payments and rights with respect to any Pledged Property; and

         (g) all proceeds of any of the foregoing.

         SECTION 2.2. SECURITY FOR OBLIGATIONS. This Pledge Agreement secures the payment in full of all Obligations.

         SECTION 2.3. DELIVERY OF PLEDGED PROPERTY. All certificates or instruments representing or evidencing any Collateral, including all Pledged Shares and all Pledged Notes, shall be delivered to and held by or on behalf of (and, in the case of the Pledged Notes, endorsed to the order of) the Agents pursuant hereto, shall be in suitable form for transfer by delivery, and shall be accompanied by all necessary instruments of transfer or assignment, duly executed in blank.

         The Pledgor shall deliver or shall cause to be delivered promptly, but in any event within five Business Days following issuance, in pledge hereunder to the Agents, for their benefit and the ratable benefit of each of the other Secured Parties, any and all additional shares of Capital Stock of a Pledged Share Issuer issued to the Pledgor and all other Pledged Property issued, distributed or otherwise delivered to or acquired by the Pledgor in respect of such Pledged Share Issuer's Pledged Shares; PROVIDED, HOWEVER, that in the case of a non-U.S. Subsidiary of the Pledgor, unless otherwise required by the terms of the Credit Agreement, not more than 65% of the Capital Stock of such non-U.S. Subsidiary shall be pledged by the Pledgor to the Agent.

         SECTION 2.4. DIVIDENDS ON PLEDGED SHARES AND PAYMENTS ON PLEDGED NOTES. In the event that any Dividend or liquidating dividend is to be paid on any Pledged Share or any payment of principal or interest is to be made on any Pledged Note at a time when no Default of the nature set forth in Section
10.1.9 of the Credit Agreement or Event of Default has occurred and is continuing or would result therefrom, such Dividend, liquidating dividend or payment may be paid directly to the Pledgor. If any such Default or Event of Default has occurred and is continuing, then any


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such Dividend, liquidating dividend or payment shall be paid directly to the
Agents.

         SECTION 2.5. CONTINUING SECURITY INTEREST; TRANSFER OF NOTE. This Pledge Agreement shall create a continuing security interest in the Collateral and shall

         (a) remain in full force and effect until payment in full in cash of or cash collateralization in full of all Obligations, the termination or expiration or cash collateralization of all Letters of Credit, the termination of all Rate Protection Agreements and the termination of all Commitments,

         (b) be binding upon the Pledgor and its successors, transferees and assigns, and

         (c) inure, together with the rights and remedies of the Agents hereunder, to the benefit of the Agents and each other Secured Party.

Without limiting the foregoing CLAUSE (c), any Lender may assign or otherwise transfer (in whole or in part) any Note or Loan held by it to any other Person or entity, and such other Person or entity shall thereupon become vested with all the rights and benefits in respect thereof granted to such Lender under any Loan Document (including this Pledge Agreement) or otherwise, subject, however, to any contrary provisions in such assignment or transfer, and to the provisions of Section 12.11 and Article XI of the Credit Agreement. Upon (i) the sale, transfer or other disposition of Collateral in accordance with the Credit Agreement or (ii) the payment in full in cash of all Obligations, the termination or expiration of all Letters of Credit, the termination of all Rate Protection Agreements entered into pursuant to the Credit Agreement and the termination of all Commitments, the security interest granted herein shall automatically terminate with respect to (x) such Collateral (in the case of CLAUSE (i)) and all rights to such Collateral shall revert to the Pledgor or (y) all Collateral (in the case of CLAUSE
(ii)) and all rights to the Collateral shall revert to the Pledgor. Upon any such termination, the Agents will, at the Pledgor's sole expense, deliver to the Pledgor, without any representations, warranties or recourse of any kind whatsoever, all


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certificates and instruments representing or evidencing all Pledged Shares and all Pledged Notes, together with all other Collateral held by the Agents hereunder, and execute and deliver to the Pledgor such documents as the Pledgor shall reasonably request to evidence such termination.


                                     ARTICLE III

                            REPRESENTATIONS AND WARRANTIES

         SECTION 3.1. REPRESENTATIONS AND WARRANTIES, ETC. The Pledgor represents and warrants for itself unto each Secured Party, as at the date of each pledge and delivery hereunder (including each pledge and delivery of Pledged Shares and each pledge and delivery of a Pledged Note) by the Pledgor to the Agents of any Collateral, as set forth in this Article, and except as set forth or may be otherwise provided in the applicable Foreign Pledge Agreement with respect to a non-U.S. Pledged Share Issuer or Pledged Note Issuer.

         SECTION 3.1.1. OWNERSHIP, NO LIENS, ETC. The Pledgor is the legal and beneficial owner of, and has good and marketable title to (and has full right and authority to pledge and assign) such Collateral, free and clear of all liens, security interests, options, or other charges or encumbrances, except any lien or security interest granted pursuant hereto in favor of the Agents and except as permitted under the Credit Agreement.

         SECTION 3.1.2. VALID SECURITY INTEREST. The execution and delivery of this Pledge Agreement, together with the delivery by the Pledgor of such Collateral to the Agents, is effective to create a valid, perfected, first priority security interest in such Collateral and all proceeds thereof, securing the Obligations. No filing or other action will be necessary to perfect or protect such security interest.

         SECTION 3.1.3. AS TO PLEDGED SHARES. In the case of any Pledged Shares constituting such Collateral, all of such Pledged Shares are duly authorized and validly issued, fully paid, and non-assessable, and constitute all of the issued and outstanding shares of Capital Stock of each


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Pledged Share Issuer set forth in ITEM B of ATTACHMENT I hereto (except in the case of Pledged Shares of non-U.S. Subsidiaries in which case, unless otherwise required pursuant to the terms of the Credit Agreement, 65% of the Capital Stock has been so pledged. The Pledgor has no Subsidiaries other than the Pledged Share Issuers, except as set forth in ITEM C of ATTACHMENT 1.

         SECTION 3.1.4. AS TO PLEDGED NOTES. In the case of each Pledged Note, all of such Pledged Notes have been duly authorized, executed, endorsed, issued and delivered, and are the legal, valid and binding obligation of the issuers thereof, and are not in default.

         SECTION 3.1.5. AUTHORIZATION, APPROVAL, ETC. No authorization, approval, or other action by, and no notice to or filing with, any governmental authority, regulatory body or any other Person is required either

         (a) for the pledge by the Pledgor of any Collateral pursuant to this Pledge Agreement or for the execution, delivery, and performance of this Pledge Agreement by the Pledgor, or

         (b) for the exercise by the Agents of the voting or other rights provided for in this Pledge Agreement, or, except with respect to any Pledged Shares, as may be required in connection with a disposition of such Pledged Shares by laws affecting the offering and sale of securities generally, the remedies in respect of the Collateral pursuant to this Pledge Agreement.

         SECTION 3.1.6. COMPLIANCE WITH LAWS. The Pledgor is in compliance with the requirements of all applicable laws (including the provisions of the Fair Labor Standards Act), rules, regulations and orders of every governmental authority, the non-compliance with which would reasonably be expected to have a Material Adverse Effect or which might materially adversely affect the aggregate value of the Collateral under all Pledge Agreements or the aggregate worth of the Collateral under all Pledge Agreements as collateral security.


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                                      ARTICLE IV

                                      COVENANTS

         SECTION 4.1. PROTECT COLLATERAL; FURTHER ASSURANCES, ETC. The Pledgor will not sell, assign, transfer, pledge, or encumber in any other manner the Collateral (except in favor of the Agents hereunder). The Pledgor will warrant and defend the right and title herein granted unto the Agents in and to the Collateral (and all right, title, and interest represented by the Collateral) against the claims and demands of all Persons whomsoever. The Pledgor agrees that at any time, and from time to time, at the expense of the Pledgor, the Pledgor will promptly execute and deliver all further instruments, and take all further action, that may be necessary or desirable, or that the Agents may reasonably request, in order to perfect and protect any security interest granted or purported to be granted hereby or to enable the Agents to exercise and enforce their rights and remedies hereunder with respect to any Collateral.

         SECTION 4.2.  STOCK POWERS, ETC.  The Pledgor agrees that all
Pledged Shares (and all other shares of Capital Stock constituting
Collateral) delivered by the Pledgor pursuant to this Pledge Agreement will be accompanied by duly executed undated blank stock powers, or other equivalent instruments of transfer acceptable to the Agents. The Pledgor will, from time to time upon the request of the Agents, promptly deliver to the Agents such stock powers, instruments, and similar documents, satisfactory in form and substance to the Agents, with respect to the Collateral as the Agents may reasonably request and will, from time to time upon the request of the Agents after the occurrence of any Event of Default, promptly transfer any Pledged Shares or other shares of common stock constituting Collateral into the name of any nominee designated by the Agents.

         SECTION 4.3. CONTINUOUS PLEDGE. Subject to SECTION 2.4, the Pledgor will, at all times, keep pledged to the Agents pursuant hereto all Pledged Shares and all other shares of Capital Stock constituting Collateral, all Dividends and Distributions with respect thereto, all Pledged Notes, all interest, principal and other proceeds


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received by the Agents with respect to the Pledged Notes, and all other
Collateral and other securities, instruments, proceeds, and rights from time to time received by or distributable to the Pledgor in respect of any Collateral; PROVIDED, HOWEVER, that, in the event of any sale of Collateral permitted by Section 9.2.11 of the Credit Agreement, such Collateral shall be deemed automatically released from the pledge and security interest hereunder without any consent or other action of the Agents or any other Person and the Agents will, at the request of the Pledgor and at the Pledgor's sole cost and expense, execute and deliver such documents (without recourse and without representation or warranty) as the Pledgor may reasonably request to evidence such release. The Pledgor will not permit any Pledged Share Issuer to issue any Capital Stock which shall not have been immediately duly pledged hereunder on a first priority perfected basis except as permitted under the Credit Agreement and PROVIDED that, subject to the last sentence of SECTION
9.1.7 of the Credit Agreement, not more than 65% of the Capital Stock of each Pledged Share Issuer that is a non-U.S. Subsidiary shall be so pledged.

         SECTION 4.4.  VOTING RIGHTS; DIVIDENDS, ETC.  The Pledgor agrees:

         (a) after any Default of the nature referred to in Section 10.1.9 of the Credit Agreement or any Event of Default shall have occurred and be continuing, promptly upon receipt of notice thereof by the Pledgor and without any request therefor by the Agents, to deliver (properly endorsed where required hereby or requested by the Agents) to the Agents all Dividends, Distributions, all interest, all principal, all other cash payments, and all proceeds of the Collateral, all of which shall be held by the Agents as additional Collateral for use in accordance with SECTION 6.4; and

         (b) after any Event of Default shall have occurred and be continuing and the Agents have notified the Pledgor of the Agents' intention to exercise their voting power under this CLAUSE (b) of this SECTION 4.4

              (i) the Agents may exercise (to the exclusion of the Pledgor) the voting power and all other incidental rights of ownership with respect


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          to any Pledged Shares or other shares of Capital Stock constituting
          Collateral and the Pledgor hereby grants the Agents an irrevocable proxy, exercisable under such circumstances, to vote the Pledged Shares and such other Collateral; and

              (ii) promptly to deliver to the Agents such additional proxies and other documents as may be necessary to allow the Agents to exercise such voting power.

All Dividends, Distributions, interest, principal, cash payments, and proceeds which may at any time and from time to time be held by the Pledgor but which the Pledgor is then obligated to deliver to the Agents, shall, until delivery to the Agents, be held by the Pledgor separate and apart from its other property in trust for the Agents. The Agents agree that unless an Event of Default shall have occurred and be continuing and the Agents shall have given the notice referred to in CLAUSE (b) of this SECTION 4.4, the Pledgor shall have the exclusive voting power with respect to any shares of Capital Stock (including any of the Pledged Shares) constituting Collateral and the Agents shall, upon the written request of the Pledgor, promptly deliver such proxies and other documents, if any, as shall be reasonably requested by the Pledgor which are necessary to allow the Pledgor to exercise voting power with respect to any such share of Capital Stock (including any of the Pledged Shares) constituting Collateral; PROVIDED, HOWEVER, that no vote shall be cast, or consent, waiver, or ratification given, or action taken by the Pledgor that would impair any Collateral or be inconsistent with or violate any provision of the Credit Agreement or any other Loan Document (including this Pledge Agreement).

         SECTION 4.5. ADDITIONAL UNDERTAKINGS. The Pledgor will not, without the prior written consent of the Agents (such consent not to be unreasonably withheld):

         (a) enter into any agreement amending, supplementing, or waiving any provision of any Pledged Note (including any underlying instrument pursuant to which such Pledged Note is issued) or compromising or releasing or extending the time for payment of any obligation of the maker thereof; or


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         (b) take or omit to take any action the taking or the omission of which would result in any impairment or alteration of any obligation of the maker of any Pledged Note or other instrument constituting Collateral.


                                      ARTICLE V

                                      THE AGENTS

         SECTION 5.1. AGENTS APPOINTED ATTORNEY-IN-FACT. The Pledgor hereby irrevocably appoints each Agent the Pledgor's attorney-in-fact, with full authority in the place and stead of the Pledgor and in the name of the Pledgor or otherwise, from time to time in such Agent's discretion, to take any action and to execute any instrument which such Agent may deem necessary or advisable to accomplish the purposes of this Pledge Agreement, including, after the occurrence and during the continuance of a Default of the nature set forth in Section 10.1.9 of the Credit Agreement or an Event of Default:

         (a) to ask, demand, collect, sue for, recover, compromise, receive and give acquittance and receipts for moneys due and to become due under or in respect of any of the Collateral;

         (b) to receive, endorse, and collect any drafts or other instruments, documents and chattel paper, in connection with CLAUSE (a) above; and

         (c) to file any claims or take any action or institute any proceedings which such Agent may deem necessary or desirable for the collection of any of the Collateral or otherwise to enforce the rights of such Agent with respect to any of the Collateral.

The Pledgor hereby acknowledges, consents and agrees that the power of attorney granted pursuant to this Section is irrevocable and coupled with an interest.

         SECTION 5.2. AGENTS MAY PERFORM. If the Pledgor fails to perform any agreement contained herein, the Agents may themselves perform, or cause performance of, such


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agreement, and the expenses of the Agents incurred in connection therewith shall be payable by the Pledgor pursuant to SECTION 6.5.

         SECTION 5.3. AGENTS HAVE NO DUTY. The powers conferred on the Agents hereunder are solely to protect their interests (on behalf of the Secured Parties) in the Collateral and shall not impose any duty on them to exercise any such powers. Except for reasonable care of any Collateral in their possession and the accounting for moneys actually received by it hereunder, the Agents shall have no duty as to any Collateral or responsibility for

         (a) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Pledged Property, whether or not the Agents have or are deemed to have knowledge of such matters, or

         (b) taking any necessary steps to preserve rights against prior parties or any other rights pertaining to any Collateral.

         SECTION 5.4. REASONABLE CARE. The Agents are required to exercise reasonable care in the custody and preservation of any of the Collateral in their possession; PROVIDED, HOWEVER, the Agents shall be deemed to have exercised reasonable care in the custody and preservation of any of the Collateral, if they take such action for that purpose as the Pledgor reasonably requests in writing at times other than upon the occurrence and during the continuance of any Event of Default, but failure of the Agents to comply with any such request at any time shall not in itself be deemed a failure to exercise reasonable care.


                                      ARTICLE VI

                                       REMEDIES

         SECTION 6.1. CERTAIN REMEDIES. If any Event of Default shall have occurred and be continuing:

         (a) The Agents may exercise in respect of the Collateral, in addition to other rights and remedies


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     provided for herein or otherwise available to them, all the rights and remedies of a secured party on default under the U.C.C. (whether or not the U.C.C. applies to the affected Collateral) and also may, without notice except as specified below, sell the Collateral or any part thereof in one or more parcels at public or private sale, at any of the Agents' offices or elsewhere, for cash, on credit or for future delivery, and upon such other terms as the Agents may deem commercially reasonable. The Agents or any of the other Secured Parties may, to the extent permitted by Section 9-504 of the U.C.C., be the purchaser of any of the Collateral so sold and the obligations of the Pledgor of such Collateral to such Secured Party may be applied as a credit against the purchase price. The Pledgor agrees that, to the extent notice of sale shall be required by law, at least ten days' prior notice to the Pledgor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification.
     The Agents shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. The Agents may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. Upon any such sale the Agents shall have the right to deliver, assign and transfer to the purchaser thereof the Collateral so sold. Each purchaser (including the Agents or any of the other Secured Parties) at any such sale shall hold the Collateral so sold absolutely free from any claim or right of whatsoever kind, including any equity or right of redemption of the Pledgor, and the Pledgor hereby specifically waives, to the extent it may lawfully do so, all rights of redemption, stay or appraisal which it has or may have under any rule of law or statute now existing or hereafter adopted.

         (b) The Agents may

              (i) transfer all or any part of the Collateral into the name of the Agents or their nominee, with or without disclosing that such


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          Collateral is subject to the lien and security interest hereunder,

              (ii) notify the parties obligated on any of the Collateral to make payment to the Agents of any amount due or to become due thereunder,

              (iii) enforce collection of any of the Collateral by suit or otherwise, and surrender, release or exchange all or any part thereof, or compromise or extend or renew for any period (whether or not longer than the original period) any obligations of any nature of any party with respect thereto,

              (iv) endorse any checks, drafts, or other writings in the Pledgor's name to allow collection of the Collateral,

              (v) take control of any proceeds of the Collateral, and

              (vi) execute (in the name, place and stead of the Pledgor) endorsements, assignments, stock powers and other instruments of conveyance or transfer with respect to all or any of the Collateral.

         SECTION 6.2. SECURITIES LAWS. If the Agents shall determine to exercise their right to sell all or any of the Collateral pursuant to SECTION 6.1, the Pledgor agrees that, upon request of the Agents, the Pledgor will, at its own expense:

         (a) execute and deliver, and cause each issuer of the Collateral contemplated to be sold and the directors and officers thereof to execute and deliver, all such instruments and documents, and do or cause to be done all such other acts and things, as may be necessary or, in the opinion of the Agents, advisable to register such Collateral under the provisions of the Securities Act of 1933, as from time to time amended (the "SECURITIES ACT"), and to use its best efforts to cause the registration statement relating thereto to become effective and to remain effective for such period as prospectuses are required by law to be furnished, and to make all amendments and supplements thereto and to the related prospectus which, in the opinion of the Agents, are necessary or advisable, all in conformity with the requirements of the Securities Act and the rules and regulations of the Securities and Exchange Commission applicable thereto;

         (b) use its best efforts to qualify the Collateral under the state securities or "Blue Sky" laws and to obtain all necessary governmental approvals for the sale of the Collateral, as requested by the Agents;

         (c) cause each such issuer to make available to its security holders, as soon as practicable, an earnings statement that will satisfy the provisions of Section 11(a) of the Securities Act; and

         (d) do or use its best efforts to cause to be done all such other acts and things as may be necessary to make such sale of the Collateral or any part thereof valid and binding and in compliance with applicable law.

The Pledgor further acknowledges the impossibility of ascertaining the amount of damages that would be suffered by the Agents or the Secured Parties by reason of the failure by the Pledgor to perform any of the covenants contained in this Section and, consequently, agrees that, if the Pledgor shall fail to perform any of such covenants, it shall pay, as liquidated damages and not as a penalty, an amount equal to the value (as determined by the Agents) of the Collateral on the date the Agents shall demand compliance with this Section and the full amount of any such payments shall be applied in accordance with SECTION 6.4.

         SECTION 6.3. COMPLIANCE WITH RESTRICTIONS. The Pledgor agrees that in any sale of any of the Collateral whenever an Event of Default shall have occurred and be continuing, the Agents are hereby authorized to comply with any limitation or restriction in connection with such sale as they may be advised by counsel is necessary in order to avoid any violation of applicable law (including compliance with such procedures as may restrict the number of prospective bidders and purchasers, require that such prospective bidders and purchasers have certain qualifications, and restrict such prospective bidders and purchasers to persons who will represent and agree that they are purchasing for their own account for investment and not with a view to the distribution or resale of such Collateral), or in order to obtain any required approval of the sale or of the purchaser by any governmental regulatory authority or official, and the Pledgor further agrees that such compliance shall not result in such sale being considered or deemed not to have been made in a commercially reasonable manner, nor shall the Agents be liable nor accountable to the Pledgor for any discount allowed by the reason of the fact that such Collateral is sold in compliance with any such limitation or restriction.

         SECTION 6.4. APPLICATION OF PROCEEDS. If any Event of Default shall have occurred and be continuing, all cash proceeds received by the Agents in respect of any sale of, collection from, or other realization upon, all or any part of the Collateral may, in the discretion of the Agents, be held by the Agents as additional collateral security for, or at any time thereafter be applied (after payment of any amounts payable to the Agents pursuant to SECTION 6.5) in whole or in part by the Agents against, all or any part of the Obligations.

         Any surplus of such cash or cash proceeds held by the Agents and remaining after payment in full in cash of or cash collateralization in full of all the Obligations, the termination, expiration or cash collateralization of all Letters of Credit, the termination of all Rate Protection Agreements and the termination of all Commitments, shall be paid over to the Pledgor or to whomsoever may be lawfully entitled to receive such surplus.

         SECTION 6.5. INDEMNITY AND EXPENSES. The Pledgor hereby indemnifies and holds harmless the Agents from and against any and all claims, losses, and liabilities arising out of or resulting from this Pledge Agreement (including enforcement of this Pledge Agreement), except claims, losses, or liabilities resulting from the Agents' gross negligence or wilful misconduct. Upon demand, the Pledgor will pay to the Agents the amount of any and all reasonable expenses, including the reasonable fees and disbursements of their counsel and of any experts and agents, which the Agents (in their capacities as Agents and not as Lenders) may incur in connection with:

         (a) the administration of this Pledge Agreement, the Credit Agreement and each other Loan Document;

         (b) the custody, preservation, use, or operation of, or the sale of, collection from, or other realization upon, any of the Collateral;

         (c) the exercise or enforcement of any of the rights of the Agents hereunder; or

         (d) the failure by the Pledgor to perform or observe any of the provisions hereof.


                                     ARTICLE VII

                               MISCELLANEOUS PROVISIONS

         SECTION 7.1. LOAN DOCUMENT. This Pledge Agreement is a Loan Document executed pursuant to the Credit Agreement and shall (unless otherwise expressly indicated herein) be construed, administered and applied in accordance with the terms and provisions thereof.

         SECTION 7.2. AMENDMENTS, ETC. No amendment to or waiver of any provision of this Pledge Agreement nor consent to any departure by the Pledgor herefrom shall in any event be effective unless the same shall be in writing and signed by the Pledgor and the Agents (on behalf of the Lenders or the Required Lenders, as the case may be), and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which it is given.

         SECTION 7.3. PROTECTION OF COLLATERAL. The Agents may from time to time, at their option, perform any act which the Pledgor agrees hereunder to perform and which the Pledgor shall fail to perform after being requested in writing so to perform (it being understood that no such request need be given after the occurrence and during the continuance of an Event of Default) and the Agents may from time to time take any other action which the Agents reasonably deem necessary for the maintenance, preservation or protection of any of the Collateral or of their security interest therein, it being understood and agreed that in each such case all costs and expenses incurred by the Agents in connection therewith shall be payable by the Pledgor pursuant to SECTION 6.5.

         SECTION 7.4. ADDRESSES FOR NOTICES. All notices and other communications provided for hereunder shall be in writing or facsimile and, if to the Pledgor, mailed or telecopied or delivered to it at the address or facsimile number specified in the Credit Agreement and, if to the Agents, mailed or telecopied or delivered to them at the addresses or facsimile numbers specified in the Credit Agreement or, with respect to the Pledgor or the Agents, at such other address or facsimile number as shall be designated by such party in a written notice to each other party complying as to delivery with the terms of this Section. All such notices and other communications, when mailed and properly addressed with postage prepaid or if properly addressed and sent by pre-paid courier service, shall be deemed given when received; any such notice or communication, if transmitted by telecopier, shall be deemed given when transmitted and electronically confirmed.

         SECTION 7.5. SECTION CAPTIONS. Section captions used in this Pledge Agreement are for convenience of reference only, and shall not affect the construction of this Pledge Agreement.

         SECTION 7.6. SEVERABILITY. Wherever possible each provision of this Pledge Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Pledge Agreement shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Pledge Agreement.

         SECTION 7.7. COUNTERPARTS. This Pledge Agreement may be executed by the parties hereto in several counterparts, each of which shall be deemed to be an original and all of which shall constitute together but one and the same agreement.

         SECTION 7.8. GOVERNING LAW, ENTIRE AGREEMENT, ETC. THIS PLEDGE AGREEMENT SHALL BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING FOR SUCH PURPOSE SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK), EXCEPT TO THE EXTENT THAT THE VALIDITY OR PERFECTION OF THE SECURITY INTEREST HEREUNDER, OR REMEDIES HEREUNDER, IN RESPECT OF ANY PARTICULAR COLLATERAL ARE GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF NEW YORK.
THIS PLEDGE AGREEMENT AND THE OTHER LOAN DOCUMENTS CONSTITUTE THE ENTIRE UNDERSTANDING AMONG THE PARTIES HERETO WITH RESPECT TO THE SUBJECT MATTER HEREOF AND SUPERSEDE ANY PRIOR AGREEMENTS, WRITTEN OR ORAL, WITH RESPECT THERETO.

         IN WITNESS WHEREOF, the parties hereto have caused this Pledge Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the day and year first above written.


                                                LEINER HEALTH PRODUCTS INC.


                                                By /s/ William B. Towne
                                                  ----------------------------
                                                  Name:  William B. Towne
                                                  Title: Executive Vice
                                                         President-Finances



                                                THE BANK OF NOVA SCOTIA,
                                                  as Agent


                                                 By /s/ Gary McDonough
                                                   ----------------------------
                                                   Name:  Gary McDonough
                                                   Title:

                                                                      EXHIBIT A
                                                               to U.S. Borrower
                                                               Pledge Agreement



                                   PROMISSORY NOTE

$____________                                                   _________, ____

         FOR VALUE RECEIVED, the undersigned, ______________, a _______________
corporation (the "MAKER"), promises to pay to the order of LEINER HEALTH PRODUCTS INC., a Delaware corporation (the "PAYEE"), on demand, the principal sum of ______________ DOLLARS ($________) or, if less, the aggregate unpaid principal amount, as reflected on the books and records of the Payee, of all intercompany loans made from time to time by the Payee to the Maker.

         The unpaid principal amount of this promissory note (this "NOTE") from time to time outstanding shall bear interest at a rate of interest as reflected in the books and records of the Payee, which the Maker represents to be a lawful and commercially reasonable rate, payable from time to time on demand of Payee, and all payments of principal of and interest on this Note shall be payable in lawful currency of the United States of America. All such payments shall be made by the Maker to an account established by the Payee at _______________. Upon notice from the U.S. Agent that a Default (as defined in the Credit Agreement, hereinafter defined) of the nature referred to in Section 10.1.9 of the Credit Agreement or an Event of Default (as defined in the Credit Agreement) has occurred and is continuing under the Credit Agreement, the Maker shall make such payments, in same day funds, to such other account as the U.S. Agent shall direct in such notice.

         This Note is one of the Pledged Notes referred to in, and evidences Indebtedness incurred pursuant to, clause (e) of Section 9.2.2 of the Credit Agreement, dated as of June 30, 1997 (as amended, supplemented, amended and restated or otherwise modified from time to time, the "CREDIT AGREEMENT"), among the Payee, as the U.S. Borrower (following the Assumption), Vita Health Company (1985) Ltd., as the Canadian Borrower, The Bank of Nova Scotia, as the U.S. agent (the "U.S. AGENT") and the Canadian Agent, and various financial institutions as are, or may from time to time become, parties thereto. Upon the occurrence and continuance of an Event of Default under the Credit Agreement, and notice thereof by the U.S. Agent to the Maker, the U.S. Agent shall have all rights of the Payee to collect and accelerate, and enforce all rights with respect to, the Indebtedness evidenced by this Note. Unless otherwise defined herein or the context otherwise requires, terms used herein have the meanings provided in the Credit Agreement.

         Reference is made to the Credit Agreement for a description of the Pledge Agreement pursuant to which this Note has been pledged to the U.S. Agent as security for the Obligations outstanding from time to time under the Credit Agreement and each other Loan Document.

         In addition to, but not in limitation of, the foregoing, the Maker further agrees to pay all expenses, including reasonable attorneys' fees and legal expenses, incurred by the holder (including the U.S. Agent as pledgee) of this Note endeavoring to collect any amounts payable hereunder which are not paid when due, whether by acceleration or otherwise.

         THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING FOR SUCH PURPOSE SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK).

         THE MAKER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHTS IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED ON THIS NOTE. THE MAKER ACKNOWLEDGES AND AGREES THAT IT HAS RECEIVED FULL AND SUFFICIENT CONSIDERATION FOR THIS PROVISION AND THAT THIS

PROVISION IS A MATERIAL INDUCEMENT FOR THE PAYEE TO ACCEPT THIS NOTE.

                                              [NAME OF MAKER]



                                              By
                                                ----------------------
                                                Name:
                                                Title:



                                                 Pay to the order of THE
                                                   BANK OF NOVA SCOTIA, as
                                                   U.S. Agent


                                                By
                                                  ----------------------
                                                  Name:
                                                  Title:

                                                                 ATTACHMENT 1
                                                             to U.S. Borrower
                                                             Pledge Agreement





Item A.  PLEDGED NOTES
         -------------

PLEDGED NOTE ISSUER               DESCRIPTION
-------------------               -----------

None.




Item B.  PLEDGED SHARES
         --------------

PLEDGED SHARE ISSUER                          COMMON STOCK
--------------------              ---------------------------------------

                                  AUTHORIZED    OUTSTANDING   % OF SHARES
                                    SHARES        SHARES        PLEDGED
                                  ----------    -----------   -----------

VH HOLDINGS INC.                  Unlimited         100            65%




Item C.  ADDITIONAL SUBSIDIARIES
         -----------------------

None.